Exhibit 99.1

INNOVAGE ANNOUNCES FINANCIAL RESULTS FOR THE
FISCAL SECOND QUARTER ENDED DECEMBER 31, 2021

DENVER, CO., February 9, 2022 - InnovAge Holding Corp. (the “Company” or “InnovAge”) (Nasdaq: INNV), a market leading healthcare delivery platform for high-cost, dual-eligible seniors, announced financial results for its fiscal second quarter ended December 31, 2021.

“We ended the fiscal second quarter with a census of approximately 7,050 participants, generated $175.4 million of revenue, and we are working diligently to address the deficiencies that were identified in the Sacramento and Colorado audits,” said Patrick Blair, President and Chief Executive Officer of InnovAge. “Although I have only been with the Company for a couple of months, the team has kicked off the launch of our new Electronic Medical Record system, submitted and received approval for our corrective action plans addressing the audit deficiencies in Sacramento, and is working to submit corrective action plans to multiple agencies in Colorado, while continuing to make progress on our future. We are navigating through some near-term challenges, including continued uncertainty from the COVID-19 pandemic and the Omicron variant, as well as labor supply and cost pressures. Our team continues to bravely and selflessly pursue the critically important work they do to help some of the nation’s most vulnerable Americans, and we continue to execute our strategy to enhance our position in the PACE market.  My healthcare experience working with elderly populations will help to strategically position InnovAge to benefit from industry tailwinds as PACE continues to gain traction. I could not be more excited about the future of the Company.”

Financial Results

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020

in thousands, except percentages and per share amounts
Total revenues	$175,350	$157,311	$348,420	$309,877
Center-level Contribution Margin	41,406	44,092	83,736	84,694
Net Income (Loss)	1,106	9,607	8,730	(40,193)

Net Income (Loss) Attributable to InnovAge Holding Corp.	1,323	9,705	9,009	(39,950)
Net income (loss) per share - diluted	$0.01	$0.08	$0.07	$(0.34)

Adjusted EBITDA(1)	$14,750	$22,564	$32,962	$45,673
Adjusted EBITDA margin(1)	8.4%	14.5%	9.5%	14.8%

Fiscal Second Quarter 2022 Financial Highlights

●	Census increased nearly 6% year-over-year to approximately 7,050, after including the Sacramento census, which was not consolidated in the fiscal second quarter of 2021.
●	Total revenues of $175.4 million, up 11.5% compared to $157.3 million for the second quarter of fiscal 2021, due to an increase in census and per member per month rates.

●	Center-level Contribution Margin of $41.4 million decreased 6.1% year-over-year.
●	Center-level Contribution Margin as a percent of revenue decreased 4.4 percentage points year-over-year to 23.6% as medical costs normalize as a result of our participants seeking healthcare services that were delayed during the peak of the COVID-19 pandemic and higher costs of care associated with the re-opening of our centers.
●	Net income of $1.1 million compared to net income of $9.6 million for the second quarter of fiscal 2021 due to the impact of medical cost normalization on Center-level Contribution Margin, investment in higher sales and marketing expenses, and higher administrative expenses, partially attributable to growth, legal expense, executive severance and recruitment costs, and costs associated with being a publicly traded company.
●	Net income attributable to InnovAge Holding Corp. of $1.3 million, or $0.01 per share, compared to net income attributable to InnovAge Holding Corp. of $9.7 million, or $0.08 per share, in the second quarter of 2021.
●	Adjusted EBITDA(1) of $14.8 million compared to $22.6 million in the second quarter of fiscal 2021.

(1) Adjusted EBITDA is a non-GAAP measure. See “Note Regarding Use of Non-GAAP Financial Measures” and “Reconciliation of GAAP and Non-GAAP Measures” for a definition of Adjusted EBITDA and a reconciliation to net income (loss), the most closely comparable GAAP measure.

Conference Call

The Company will host a conference call this afternoon at 5:00 PM Eastern Time, which can be accessed by dialing +1 (833) 398-1024 for U.S. participants, or +1 (914) 987-7722 for international participants and referencing conference ID 9797448; or via a live audio webcast that will be available online at https://investor.innovage.com/investor-relations. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 12 months.

About InnovAge

InnovAge is a market leader in managing the care of high-cost, dual-eligible seniors. Our mission is to enable seniors to age independently in their own homes for as long as possible. Our patient-centered care model meaningfully improves the quality of care our participants receive, while reducing over-utilization of high-cost care settings. InnovAge is at the forefront of value based senior healthcare and directly contracts with government payors, such as Medicare and Medicaid, to manage the totality of a participant’s medical care. InnovAge believes its healthcare model is one in which all constituencies — participants, their families, providers and government payors— “win.” As of December 31, 2021, InnovAge served approximately 7,050 participants across 18 centers in five states. https://www.innovage.com/.

Investor Contact:

Ryan Kubota

rkubota@myinnovage.com

Forward-Looking Statements - Safe Harbor

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements may be identified by the fact that they do not relate strictly to historical or current facts. Examples of forward-looking statements include, among others, statements we may make regarding our expectations to address issues relating to ongoing audits and legal proceedings, increase the number of participants we serve, to grow enrollment and capacity within existing centers, to build de novo centers, to expand into new geographies, to execute on tuck-in acquisitions, to recruit new participants and directly contract with government payors, quarterly or annual guidance, financial outlook, including future revenues and future earnings, reimbursement and regulatory developments, market developments, new products and growth strategies, integration activities and the effects of any of the foregoing on our future results of operations or financial conditions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on currently available information and our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. You should not place undue reliance on our forward-looking statements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) the potential adverse impact of inspections, reviews, audits, investigations, legal proceedings, enforcement actions and litigation, including ongoing audits and legal proceedings; (ii) the viability of our growth strategy and our ability to realize expected results; (iii) our reliance on key members of management and effects from the recent succession; (iv) the risk that the cost of providing services will exceed our compensation under PACE; (v) the dependence of our revenues upon a limited number of government payors, particularly Medicare and Medicaid; (vi) the effects of rules governing the Medicare, Medicaid or PACE programs; (vii) reductions in PACE reimbursement rates or changes in the rules governing PACE programs; (viii) the risk that our submissions to government payors may contain inaccurate or unsupportable information regarding risk adjustment scores of participants, which could cause us to overstate or understate our revenue and subjecting us to payment obligations and penalties; (ix) the impact on our business of non-renewal or termination of capitation agreements with government payors; (x) the impact of state and federal efforts to reduce healthcare spending; (xi) the effects of a pandemic, epidemic or outbreak of an infectious disease, including the ongoing outbreak of the COVID-19 pandemic; (xii) the effect of our relatively limited operating history as a for-profit company on investors’ ability to evaluate our current business and future prospects; and (xiii) our existing indebtedness and access to capital markets. For a detailed discussion of the risks and uncertainties that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to our most recent Annual Report on Form 10-K, as filed with the SEC.

Any forward-looking statement made by the Company in this press release is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Note Regarding Use of Non-GAAP Financial Measures

In addition to reporting financial information in accordance with generally accepted accounting principles (“GAAP”), the Company is also reporting Adjusted EBITDA and Adjusted EBITDA margin, which are non-GAAP financial measures. Adjusted EBITDA and Adjusted EBITDA margin are supplemental measures of operating performance monitored by management that are not defined under GAAP and that do not represent, and should not be considered as, an alternative to net income (loss) and net income (loss) margin, respectively, as determined by GAAP. We believe that Adjusted EBITDA and Adjusted EBITDA margin are appropriate measures of operating performance because the metrics eliminate the impact of revenue and expenses that do not relate to our ongoing business performance, allowing us to more effectively evaluate our core operating performance and trends from period to period. We believe that Adjusted EBITDA and Adjusted EBITDA margin help investors and analysts in comparing our results across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as a substitute for, the analysis of other GAAP financial measures, including net income (loss) and net income (loss) margin. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed to imply that our future results will be unaffected by the types of items excluded from the calculation of Adjusted EBITDA. Our use of the term Adjusted EBITDA varies from others in our industry. We define Adjusted EBITDA as net income (loss) adjusted for interest expense, depreciation and amortization, and provision for income tax as well as addbacks for non-recurring expenses or exceptional items, including charges relating to management equity compensation, executive severance and recruitment, class action litigation, M&A diligence, transaction and integration, business optimization, electronic medical record (EMR) transition, financing-related fees and contingent consideration. Adjusted EBITDA margin is Adjusted EBITDA expressed as a percentage of our total revenue less any exceptional, one-time revenue items. For a full reconciliation of Adjusted EBITDA to the most closely comparable GAAP financial measure, please see the attachment to this earnings release.

Schedule 1

InnovAge

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS) (UNAUDITED)

	December 31,	June 30,
	2021	2021
Assets
Current Assets
Cash and cash equivalents	$216,314	$201,466
Restricted cash	2,234	2,234
Accounts receivable, net of allowance ($2,861 – December 31, 2021 and $4,350 – June 30, 2021)	33,288	32,582
Prepaid expenses and other	9,458	9,249
Income tax receivable	4,644	5,401
Total current assets	265,938	250,932
Noncurrent Assets
Property and equipment, net	152,200	142,715
Investments	5,493	3,493
Deposits and other	3,966	3,877
Goodwill	124,217	124,217
Intangible assets, net	6,187	6,518
Total noncurrent assets	292,063	280,820
Total assets	$558,001	$531,752
Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable and accrued expenses	$39,223	$32,361
Reported and estimated claims	34,607	33,234
Due to Medicaid and Medicare	8,840	7,101
Current portion of long-term debt	3,792	3,790
Current portion of capital lease obligations	2,854	2,079
Total current liabilities	89,316	78,565
Noncurrent Liabilities
Deferred tax liability, net	19,080	15,700
Capital lease obligations	8,788	5,190
Other noncurrent liabilities	2,489	2,758
Long-term debt, net of debt issuance costs	69,892	71,574
Total liabilities	189,565	173,787
Commitments and Contingencies (See Note 9)
Redeemable Noncontrolling Interests (See Note 4)	18,850	16,986
Stockholders’ Equity
Common stock, $0.001 par value; 500,000,000 authorized as of December 31, 2021 and June 30, 2021; 135,516,513 shares issued and outstanding as of both December 31, 2021 and June 30, 2021	136	136
Additional paid-in capital	325,501	323,760
Retained earnings	17,695	10,663
Total InnovAge Holding Corp.	343,332	334,559
Noncontrolling interests	6,254	6,420
Total stockholders’ equity	349,586	340,979
Total liabilities and stockholders’ equity	$558,001	$531,752

Schedule 2

InnovAge

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(In Thousands, Except Per Share Amounts) (UNAUDITED)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenues
Capitation revenue	$174,964	$156,515	$347,518	$308,459
Other service revenue	386	796	902	1,418
Total revenues	175,350	157,311	348,420	309,877
Expenses
External provider costs	91,033	75,145	181,045	148,826
Cost of care, excluding depreciation and amortization	42,911	38,074	83,639	76,357
Center-level Contribution Margin	41,406	44,092	83,736	84,694
Sales and marketing	6,679	4,631	12,972	8,743
Corporate, general and administrative	28,482	15,729	49,566	87,306
Depreciation and amortization	3,292	2,992	6,585	5,951
Equity loss	—	541	—	1,342
Other operating expense	—	(343)	—	(1,011)
Total expenses	172,397	136,769	333,807	327,514
Operating Income (Loss)	2,953	20,542	14,613	(17,637)

Other Income (Expense)
Interest expense, net	(674)	(6,555)	(1,221)	(12,186)
Loss on extinguishment of debt	—	—	—	(991)
Gain on equity method investment	—	—	—	—
Other expense	28	106	(465)	44
Total other expense	(646)	(6,449)	(1,686)	(13,133)
Income (Loss) Before Income Taxes	2,307	14,093	12,927	(30,770)
Provision for Income Taxes	1,201	4,486	4,197	9,423
Net Income (Loss)	1,106	9,607	8,730	(40,193)
Less: net loss attributable to noncontrolling interests	(217)	(98)	(279)	(243)
Net Income (Loss) Attributable to InnovAge Holding Corp.	$1,323	$9,705	$9,009	$(39,950)

Weighted-average number of common shares outstanding - basic	135,516,513	116,520,612	135,516,513	118,795,021
Weighted-average number of common shares outstanding - diluted	135,516,513	116,520,612	135,516,513	118,795,021

Net income (loss) per share - basic	$0.01	$0.08	$0.07	$(0.34)
Net income (loss) per share - diluted	$0.01	$0.08	$0.07	$(0.34)

Schedule 3

InnovAge

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS) (UNAUDITED)

	For the Six Months Ended December 31,
	2021	2020
Operating Activities
Net income (loss)	$8,730	$(40,193)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Loss on disposal of assets	465	—
Provision for uncollectible accounts	2,883	2,712
Depreciation and amortization	6,585	5,951
Loss on extinguishment of long-term debt	—	991
Amortization of deferred financing costs	215	652
Stock-based compensation	1,741	572
Deferred income taxes	3,380	6,084
Loss in equity of nonconsolidated entities	—	1,342
Change in fair value of contingent consideration	—	(1,011)
Changes in operating assets and liabilities, net of acquisitions
Accounts receivable, net	(3,589)	4,171
Prepaid expenses and other	(209)	(385)
Income tax receivable	757	1,738
Deposits and other	(89)	(315)
Accounts payable and accrued expenses	7,596	2,351
Reported and estimated claims	1,373	6,204
Due to Medicaid and Medicare	1,739	8,393
Net cash provided by (used in) operating activities	31,577	(743)
Investing Activities
Purchases of property and equipment	(11,681)	(11,464)
Purchase of intangible assets	—	(2,000)
Purchase of cost method investment	(2,000)	—
Net cash used in investing activities	$(13,681)	$(13,464)
Financing Activities
Distributions to owners	$—	$(9,457)
Owner contributions	—	20,000
Payments on capital lease obligations	(1,154)	(1,079)
Proceeds from long-term debt	—	300,000
Principal payments on long-term debt	(1,894)	(213,390)
Payment of financing costs and debt premiums	—	(7,478)
Treasury stock purchases	—	(77,603)
Payments related to option cancellation	—	(32,358)
Net cash used in financing activities	(3,048)	(21,365)

INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS & RESTRICTED CASH	14,848	(35,572)
CASH, CASH EQUIVALENTS & RESTRICTED CASH, BEGINNING OF PERIOD	203,700	114,565
CASH, CASH EQUIVALENTS & RESTRICTED CASH, END OF PERIOD	$218,548	$78,993

Supplemental Cash Flows Information
Interest paid	$984	$8,154
Income taxes paid	$84	$1,638
Property and equipment included in accounts payable	$1,004	$217
Property and equipment purchased under capital leases	$5,653	$3,527

Schedule 4

InnovAge

RECONCILIATION OF GAAP AND NON-GAAP MEASURES

(IN THOUSANDS) (UNAUDITED)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2021	2020	2021	2020

Net income (loss)	$1,106	$9,607	$8,730	$(40,193)
Interest expense, net	674	6,555	1,221	12,186
Depreciation and amortization	3,292	2,992	6,585	5,951
Provision for income tax	1,201	4,486	4,197	9,423
Stock-based compensation	783	526	1,741	572
Rate determination(a)	—	(2,158)	—	(2,158)
Executive severance and recruitment(b)	4,123	—	4,123	—
Class action litigation (c)	45	—	45	—
M&A diligence, transaction and integration(d)	513	446	840	58,784
Business optimization(e)	2,671	356	4,788	859
EMR implementation(f)	342	97	692	269
Financing-related fees(g)	—	—	—	991
Contingent consideration(h)	—	(343)	—	(1,011)
Adjusted EBITDA	$14,750	$22,564	$32,962	$45,673

(a)	Reflects the CMS settlement payment of approximately $2.2 million related to end-stage renal disease beneficiaries for calendar years 2010 through 2020.
(b)	Reflects charges related to executive severance and recruiting.
(c)	Reflects charges related to litigation by shareholders.
(d)	For the six months ended December 31, 2020, this primarily represents (i) $45.4 million related to the cancellation of options and the redemption of shares and (ii) $13.1 million of transaction fees and expenses recognized in connection with the July 27, 2020 transaction between us, an affiliate of Apax Partners and our then existing equity holders entering into a Securities Purchase Agreement.
(e)	Reflects charges related to business optimization initiatives. Such charges relate to one-time investments in projects designed to enhance our technology and compliance systems and improve and support the efficiency and effectiveness of our operations.
(f)	Reflects non-recurring expenses relating to the implementation of a new electronic medical record vendor.
(g)	Reflects fees and expenses incurred in connection with amendments to our credit agreements. See Note 8 to the condensed consolidated financial statements.
(h)	Reflects the contingent consideration fair value adjustment made during the reporting period associated with our acquisition of NewCourtland.